Exhibit (13) b.
CERTIFICATION
     In connection with the annual report on Form 20-F of Komatsu Ltd. (the “Company”) for the period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     Date: June 28, 2011

By:	/s/ Mikio Fujitsuka
Mikio Fujitsuka
Director and Senior Executive Officer Chief Financial Officer

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